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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated September 9, 2003 accompanying the consolidated financial statements and schedules included in the Annual Report of Precision Auto Care, Inc. on Form 10-KSB for the years ended June 30, 2003 and 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Precision Auto Care, Inc. on Forms S-8 (File No. 333-47165, effective March 2, 1998; File No. 333-47169, effective March 2, 1998; File No. 333-47171, effective March 2, 1998; File No. 333-49097, effective April 1, 1998; File No. 333-85877, effective August 25, 1999; File No. 333-85879, effective August 25, 1999 and File No. 333-39226, effective June 14, 2000).

                      GRANT THORNTON LLP

Vienna, Virginia
September 9, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS